SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2004 (July 31, 2004)

Arch Coal, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13105	43-0921172

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One CityPlace Drive, Suite 300, St. Louis, Missouri (Address of principal executive offices)	63141 (Zip code)

Registrant’s telephone number, including area code: (314) 994-2700

Page 1 of 3 pages.

Item 5. Other Events
Item 7. Financial Statements, ProForma Financial Information and Exhibits.
SIGNATURES
Purchase and Sale Agreement

Item 5. Other Events

     On July 31, 2004, Arch Coal, Inc. (the “Company”) consummated its purchase of the 35% membership interest in Canyon Fuel Company, LLC (“Canyon Fuel”) owned by Itochu Coal International Inc, for a contract price of $112 million, financed as described below. The amount of the consideration was determined through arm’s length negotiation. The remaining 65% membership interest in Canyon Fuel is held by the Company’s subsidiary, Arch Western Bituminous Group LLC. The source of funds used to effect the cash portion of the purchase price was the Company’s working capital.

(in millions)	Financed With
	Cash	Note	Total
Contract price	$90.0	$22.0	$112.0
Discount to bring non-interest bearing note* to present value	—	(3.8)	(3.8)
Cash acquired	(9.8)	—	(9.8)

Net purchase price	$80.2	$18.2	$98.4

*	$22 million note payable to seller over five years, discounted to present value at 7%

Item 7. Financial Statements, ProForma Financial Information and Exhibits.

     (a) Financial statements of business acquired.

     Financial statements required by this Item will be filed by amendment not later than 60 days after the date of this initial report on Form 8-K.

     (b) Pro forma financial information

     Pro forma financial information required by this Item will be filed by amendment not later than 60 days after the date of this initial report on Form 8-K.

     (c) Exhibits.

1.1	Purchase and Sale Agreement dated as of July 14, 2004 by and among ITOCHU Coal International Inc., ITOCHU Corporation, and Arch Coal, Inc.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 13, 2004	ARCH COAL, INC.
	By:	/s/ JANET L. HORGAN
Janet L. Horgan
Assistant General Counsel and Assistant Secretary

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